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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT:

                             Isabella Bank and Trust
                                  Wholly owned

                       Farmers State Bank of Breckenridge
                                  Wholly owned

                      IBT Title and Insurance Agency, Inc.
                                  Wholly owned

                            IBT Loan Production, Inc.
                                  Wholly owned

                               IBT Personnel, LLC
                                    79% owned

                      Financial Group Information Services
                                  Wholly owned

                          IB & T Employee Leasing, LLC
                                    79% owned